Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Bitfarms Ltd. of our report dated March 6, 2024 relating to the consolidated financial statements of Bitfarms Ltd., which appears in Exhibit 99.2 to Bitfarms Ltd.’s Annual Report on Form 40-F for the year ended December 31, 2023.

We also consent to reference to us under the heading “Interests of Experts,” which appears in the Annual Information Form filed as Exhibit 99.1 of the Bitfarm Ltd.’s Annual Report on Form 40-F for the year ended December 31, 2023, which is incorporated by reference in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Professional Accountants, Licensed Public Accountants

Toronto, Canada

April 22, 2024

PricewaterhouseCoopers LLP

PwC Tower, 18 York Street, Suite 2500, Toronto, Ontario, Canada M5J 0B2

T: +1 416 863 1133, F: +1 416 365 8215, ca_toronto_18_york_fax@pwc.com, www.pwc.com/ca

“PwC” refers to PricewaterhouseCoopers LLP, an Ontario limited liability partnership.